Exhibit (i)(1)

July 23, 2018

BlackRock Funds V

100 Bellevue Parkway

Wilmington, DE    19809

Re: BlackRock Core Bond Portfolio, BlackRock Credit Strategies Income Fund, BlackRock Emerging Markets Bond Fund, BlackRock Emerging Markets Flexible Dynamic Bond Portfolio, BlackRock Emerging Markets Local Currency Bond Fund, BlackRock Floating Rate Income Portfolio, BlackRock GNMA Portfolio, BlackRock High Yield Bond Portfolio, BlackRock Inflation Protected Bond Portfolio, BlackRock Low Duration Bond Portfolio, BlackRock Strategic Income Opportunities Portfolio and BlackRock U.S. Government Bond Portfolio

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to BlackRock Funds V (the “Trust”) on behalf of each of its series, as set forth below (each, a “Fund” and collectively, the “Funds”) in connection with the Trust’s Pre-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about July 23, 2018 (as proposed to be amended, the “Registration Statement”) with respect to each Fund’s shares of beneficial interest, par value $0.001 per share, as set forth below (collectively, the “Shares”):

BlackRock Low Duration Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares
Investor A1
Investor C2
Investor C3

BlackRock U.S. Government Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares
Investor C1

BlackRock Funds V

July 23, 2018

BlackRock Core Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares

BlackRock Inflation Protected Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares

BlackRock GNMA Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares

BlackRock High Yield Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares
R Shares
Service Shares
Investor C1

BlackRock Emerging Markets Flexible Dynamic Bond Portfolio	Investor A
Investor C
Institutional Shares
K Shares

BlackRock Strategic Income Opportunities Portfolio	Investor A
Investor C
Institutional Shares
K Shares

BlackRock Funds V

July 23, 2018

BlackRock Credit Strategies Income Fund	Investor A
Investor C
Institutional Shares
K Shares

BlackRock Floating Rate Income Portfolio	Investor A
Investor C
Institutional Shares
K Shares
Investor C1

BlackRock Emerging Markets Bond Fund	Institutional Shares
K Shares

BlackRock Emerging Markets Local Currency Bond Fund	Institutional Shares
K Shares

In connection with the furnishing of this opinion, we have examined the following documents:

(a)        a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b)        a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts on May 7, 2018, of the Trust’s Declaration of Trust dated April 19, 2018 (the “Declaration”);

(c)        a copy, as filed with the Secretary of the Commonwealth of Massachusetts on May 11, 2018 of the Trust’s Certificate of Classification of Shares designating each of the Funds and each Fund’s Shares referenced above (the “Designation”);

(d)        a certificate executed by the Secretary of the Trust, certifying as to the Trust’s Declaration, Bylaws, the Designation, and the resolutions adopted by the Trustees of the Trust by Written Consents of the Initial Trustee dated May 7, 2018 and at a meeting held on May 8, 2018 (the “Resolutions”); and

(e)        a draft received on June 28, 2018 of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the

BlackRock Funds V

July 23, 2018

authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the draft referred to in paragraph (e) above. We have further assumed that the Trust’s Declaration, Designation, Bylaws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to the existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law, which any tribunal may apply to such transaction. In addition, to the extent that the Trust’s Declaration, Designation or Bylaws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

1.        The Trust has been formed and is existing under the Trust’s Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust.”

2.        The Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Registration Statement, will be validly issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

BlackRock Funds V

July 23, 2018

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
MORGAN, LEWIS & BOCKIUS LLP